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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             HARRIS INTERACTIVE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                   16-1538028
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                 135 Corporate Woods, Rochester, New York 14623
   (Address, including zip code of registrant's principal executive offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

     Securities Act registration statement file number to which this form relates: 333-87311 (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                       Name of Each Exchange on Which
     to be so Registered                       Each Class is to be Registered
     -------------------                       -------------------------------

         None                                               None

     Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                            par value $.001 per share
         --------------------------------------------------------------
                                (Title of class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The description of the Registrant's common stock, par value $.001 per share (the "Common Stock"), as included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on September 17, 1999, Registration Number 333-87311, including exhibits, as may be amended (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.

Item 2.  EXHIBITS.

          1. The text entitled "Description of Capital Stock" as set forth in the Prospectus forming a part of Registrant's Registration Statement on Form S-1 (Registration No. 333-87311), as amended, is hereby incorporated by reference.

            The following additional exhibits have been or will be filed as exhibits to the Registrant's Registration Statement on Form S-1 (Registration No. 333-87311), as amended, and are hereby incorporated or deemed to be incorporated herein by reference.


          2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-87311)), as amended.

          3. Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-87311)), as amended.

          4. Bylaws of the Registrant, (incorporated herein by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-87311)), as amended.

          5. Specimen Certificate of Common Stock of Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-87311)), as amended.

          6. Registration Agreement dated July 7, 1998 among the Registrant, Brinson Venture Capital Fund III, L.P., Brinson Map Venture Capital Fund III Trust and The Virginia Retirement System (incorporated herein by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-87311)), as amended.

          7. Form of Lock-up Agreement (incorporated herein by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 (Registration No. 333- 87311)), as amended.



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            Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    October 7, 1999                      HARRIS INTERACTIVE INC.

                                              By:    /s/ Bruce A. Newman
                                                     _________________________
                                                     Bruce A. Newman
                                                     Chief Financial Officer